Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Further Information Contact:

Randy P. Helton, President and CEO

American Community Bancshares, Inc.

Phone: 704-225-7957

V. Stephen Moss, President and CEO

FNB Bancshares, Inc.

Phone: 864-488-2265

AMERICAN COMMUNITY BANCSHARES TO ACQUIRE FNB BANCSHARES

Charlotte, NC, American Community Bancshares, Inc. (Nasdaq SmallCap ACBA) entered into a definitive merger agreement to acquire FNB Bancshares, Inc., Gaffney, South Carolina (Nasdaq OTC Bulletin Board FNBC) in a transaction whereby FNB Bancshares, Inc. will be merged into American Community Bancshares, Inc. First National Bank of the Carolinas, the wholly-owned subsidiary of FNB Bancshares, Inc. will remain a wholly-owned national bank subsidiary of American Community Bancshares, Inc. American Community will exchange an aggregate of 607,558 shares of its common stock and $6,962,610 for all of the outstanding shares of FNB Bancshares,Inc. Shareholders of FNB Bancshares will be given the option to choose to exchange their shares for common stock of American Community Bancshares, cash or a combination thereof. The transaction is subject to approval of the shareholders of both corporations and appropriate regulatory approvals. It is anticipated that the transaction will be consummated by the end of the first calendar quarter 2004.

Randy P. Helton, President of American Community Bancshares, Inc. stated: “We are delighted to have this opportunity to expand into South Carolina by combining with such an excellent banking organization as First National Bank of the Carolinas. We look forward to working with them and expanding their banking franchise in contiguous South Carolina markets. This is a wonderful opportunity for our Company as we look for prudent growth opportunities to develop and enhance our franchise.”

V. Stephen Moss, President and CEO of FNB Bancshares, Inc. and First National Bank of the Carolinas stated: “We are impressed with the franchise being developed by American Community. Teaming up with them will permit us to continue to serve our market as a leading community bank. This affiliation will be very good for our shareholders, customers and communities served. American Community is truly dedicated to community banking and we are proud to become affiliated with them.” Mr Moss will remain CEO of First National Bank of the Carolinas and will also join the American Community Bancshares board of directors.

At September 30, 2003, American Community Bancshares, Inc. had total assets of $270.5 million, total deposits of $207.8 million and shareholders’ equity of $23.8 million. Its wholly-owned subsidiary, American Community Bank, headquartered in Monroe, NC, operates eight offices in five communities in the Greater Mecklenburg-Union County metropolitan area. On the same date, FNB Bancshares, Inc. had total assets of $71.7 million, total deposits of $60.4 million and shareholders’ equity of $7.5 million and, through First National Bank of the Carolinas operates out of three full service banking offices in Gaffney and Blacksburg, South Carolina.

American Community Bancshares, Inc. was represented in the negotiations of the transaction by McColl Partners, LLC, Charlotte, NC and FNB Bancshares, Inc. was represented by The Orr Group, Winston-Salem, NC.

Statistical data regarding the merger accompanies this Press Release.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, the effects of future economic conditions, governmental, fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in American Community Bancshares, Inc.’s recent filings with the Securities and Exchange Commission, including, but not limited to its annual report on Form 10-KSB and its other periodic reports.

***END OF RELEASE***

AMERICAN COMMUNITY BANCSHARES, INC.

acquisition of

FNB Bancshares, Inc.

NOVEMBER 5, 2003

The forward looking statements being made today are subject to risks and uncertainties.  American Community Bancshares, Inc.’s actual results may differ materially from those set forth in such forward-looking statements.
Reference is made to American Community Bancshares, Inc.’s reports filed with the Securities and Exchange Commission for a discussion of factors that may cause such differences to occur.

Transaction Summary

FNB Bancshares, Inc. (“FNBC”) has agreed to be acquired by American Community Bancshares, Inc.
(“ACBA”).

Purchase price per share:  $20.50.

At signing of the definitive agreement, aggregate consideration(1):

Cash consideration of $6,962,610.

Stock consideration of 607,558 shares of ACBA common stock.

Collar at bottom and top of range of ACBA share price ($9.17 to $13.75).

ACBA common stock closed at $11.95 on November 4, 2003.

Average ACBA closing price for the last 20 business days ended October 20, 2003 was $11.46.

Footnote:

(1)   Assumes rollover of existing FNBC options into ACBA options.

Structure:

Tax-free reorganization.

Expected Closing:

End of Q1 or early Q2, 2004.

Drop Dead Date:

June 30, 2004.

Termination Right:

On the date of the approval order of the transaction by the Board of Governors of the Federal Reserve System, ACBA can terminate if ACBA’s average
20 day stock price is more than $13.75 and FNBC can terminate if ACBA’s average 20 day stock price is less than $9.17.

Termination Fee:

If FNBC consummates a deal with another bank within 18 months of the signing of the transaction agreement, ACBA would be entitled to a termination fee of $650,000.

Miscellaneous:

Due diligence completed.
Subject to shareholder and regulatory approval.

Other Terms

Transaction Summary

Sawmills
Hiddenite
Hudson
Cooleemee
Pisgah Natl For.
Morganton
Hickory
Salisbury
Spencer
Marion
Icard
Newton
Dysartville
South Mts. S.P.
Sherrills Ford
Mooresville
Kannapolis
Bat Cave
Casar
Lincolnton
Cornelius
Concord
Rutherfordton
Huntersville
Cherryville
Stanley
Harrisburg
Shelby
Gastonia
Charlotte
Locust
Boiling Springs
Bessemer City
Stanfield
Cliffside
Kings Mountain
Matthews
Mayo
Gaffney
Clover
York
Fort Mill
Monroe
Spartanburg
Taylors
Hickory Grove
Rock Hill
Roebuck
Pacolet
McConnells
Catawba
Jonesville
Lockhart
Lowrys
Pageland
Simpsonville
Buffalo
Union
Edgemoor
Chester
Lancaster
Fort Lawn
Jefferson
Sumter Natl. For.
Cornwell
Great Falls
Kershaw
Princeton
Laurens
Fairfield
Liberty Hill
McBee
Whitmire
White Oak
Ware Shoals
Clinton
Westville

4
American Community Bank

Overview of FNB Bancshares, Inc.

Headquartered in Gaffney, South Carolina.

Bank holding company for First National Bank
of the Carolinas, which is organized as a
national banking association.

Three offices in Cherokee County, South
Carolina.

Main office and one branch in Gaffney.

One branch in Blacksburg.

FNBC founded in 1995.

Publicly owned.

IPO on April 16, 1996.

Over $71.7 million in assets (9/30/03).

LTM net income of $631,000 (9/30/03).

ACBA

FNBC

Overview

Year Ended December 31,			LTM Ended
	2000	2001	2002	9/30/03
Balance Sheet Data:				
Gross Loans	$35,646	$40,100	$51,793	$55,621
Loan Loss Reserve	467	547	576	636
Total Assets	44,942	51,236	70,206	71,729
Growth Rate	*27.7%*	*14.0%*	*37.0%*	*NM*
Deposits	$36,785	$40,419	$57,929	$60,410
Total Equity	6,289	6,537	7,129	7,550
Income Statement Analysis:				
Net Interest Income	$2,078	$2,219	$2,801	$3,007
Provision for Loan Losses	152	104	186	198
Net Interest Income after Provision	1,926	2,115	2,615	2,809
Total Non-Interest Income	358	460	660	845
Total Non-Interest Expense	1,846	2,112	2,423	2,673
Income Taxes Paid	157	139	295	350
Net Income, Reported	281	248	532	631
Earnings per Share	0.41	0.36	0.77	0.90
Growth Rate	*64.0%*	*(12.2%)*	*113.9%*	*NM*

5

American Community Bank

Source:  SNL Securities.

Overview of FNB Bancshares, Inc.

Historical Financial Information
(Dollars In Thousands, Except Per Share Amounts)

Year Ended December 31,			LTM Ended
	2000	2001	2002	9/30/03
Capital Ratios:				
Equity / Assets	13.99 %	12.76 %	10.15 %	10.53 %
Tangible Equity / Assets	13.97	12.76	10.15	10.53
Tier 1 Capital Ratio	16.94	15.40	12.76	12.68
Asset Quality:				
NPAs / Assets	0.12 %	0.70 %	0.63 %	0.43 %
Net Chargoffs / Average Loans	0.35	0.07	0.33	0.31
Profitability Ratios:				
Return on Average Assets	0.68 %	0.52 %	0.90 %	0.86 %
Return on Average Equity	4.55	3.89	7.76	8.63
Net Interest Margin	5.61	5.20	5.22	4.47
Efficiency Ratio	74.26	77.79	69.81	69.37
Net Operating Expenses / Average Assets	3.52	3.42	2.98	2.49
Other Data:				
Reported Earnings per Share	$0.41	$0.36	$0.77	$0.90
Book Value per Share	9.26	9.62	10.50	11.11
Tangible Book Value per Share	9.24	9.62	10.50	11.11

6

American Community Bank

Source:  SNL Securities.

Overview of FNB Bancshares, Inc.

Historical Financial Information
(Dollars In Thousands, Except Per Share Amounts)

ACBA		Purchase Accounting Adjustments		FNBC		ACBA - FNBC PRO FORMA	
	Amount	%	Amount	%	Amount	%	Amount	%
Total Assets	$270,507	79.3 %	($914)	(0.3) %	$71,729	21.0 %	$341,322	100.0 %
Net Loans	197,676	78.2	0	0.0	54,985	21.8	252,661	100.0
Total Deposits	207,790	77.5	0	0.0	60,410	22.5	268,200	100.0
Total Equity	23,793	78.2	(914)	(3.0)	7,550	24.8	30,429	100.0
Pro Forma Ownership		79.6				20.4		100.0

7

American Community Bank

Footnotes:

(1) Financial information as of September 30, 2003.

(2) Based on proposed acquisition terms.

Combined Company Analysis

Balance Sheet Contribution(1)(2)
(Dollars In Thousands)

ACBA		FNBC	
	Amount	%	Amount	%
Net Interest Income	$5,702	71.7 %	$2,256	28.3 %
Loss Provision	636	81.6	143	18.4
Other Income	2,103	76.2	656	23.8
Other Expense	5,456	72.9	2,029	27.1
Net Income to Common	1,081	69.5	475	30.5
Pro Forma Ownership		79.6		20.4

8

American Community Bank

Footnotes:

(1)

Financial information for the twelve months ended September 30, 2003.

(2)

Based on proposed acquisition terms.

Combined Company Analysis

Income Statement Contribution(1)(2)
(Dollars In Thousands)